Exhibit 10.19a                                                 As Executed

                                 CONSENT ACTION
                            OF THE BOARD OF DIRECTORS
                      OF WISCONSIN POWER AND LIGHT COMPANY

             Pursuant to Section 180.0821 of the Wisconsin Business Corporation Law, the undersigned, being all of the members of the Board of Directors of Wisconsin Power and Light Company, a Wisconsin corporation (the "Company"), hereby consent to and adopt the following resolutions:

             WHEREAS, the Board of Directors deems it appropriate to amend the Company's Executive Tenure Compensation Plan (the "Plan") in light of the transactions contemplated by that certain Agreement and Plan of Merger, as amended, dated as of November 10, 1995, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company, a Delaware corporation, WPLH Acquisition Co. and Interstate Power Company, a Wisconsin corporation (the "Merger Agreement").

             NOW, THEREFORE, BE IT RESOLVED, that, effective immediately following the consummation of the transactions contemplated by the Merger Agreement, Section 3 of the Plan be amended to provide as follows:

        3. Payments Upon Retirement. Upon the retirement of a participant other than the Chief Executive Officer either:

             a.   at or after age 65, or

             b. prior to age 65 subject to approval by the Chief Executive Officer and the Board of Directors of the Company

             or, in the case of retirement of the Chief Executive Officer:

             a.   at or after age 65, or

             b. prior to age 65 subject to the approval of the Board of Directors of the Company such participant shall be entitled to receive monthly payments continuing until his death or until 120 such payments have been made, whichever comes first, equal to 25% of the combined average monthly salary received by such participant from the Company during whichever period of 36 consecutive months produces the highest average monthly salary. Notwithstanding the foregoing, and in the case of the Chief Executive Officer only, in the event that the Chief Executive Officer

        (1) is terminated under the Employment Agreement (as herein defined) other than for Cause, Death or Disability (as such terms are defined in the Employment Agreement), (2) terminates his employment under the Employment Agreement for Good Reason (as such term is defined in the Employment Agreement) or (3) is terminated as a result of a failure of the Employment Agreement to be renewed automatically pursuant to its terms (regardless of the reason for such nonrenewal), then for purposes of the Plan the Chief Executive Officer shall be deemed to have retired at age 65 and shall be entitled to benefits as such a retiree hereunder. As used herein, the term "Employment Agreement" shall mean the Employment Agreement between Erroll B. Davis, Jr. and Interstate Energy Corporation entered into in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, as amended, dated as of November 10, 1995, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company and related parties. As used herein, average monthly salary shall mean the gross compensation of an executive for personal services performed for the Company, including the amount of income deferred by the participant pursuant to a salary reduction agreement under an unqualified deferred compensation plan, as well as the amounts of contributions paid on behalf of the participant by the Company pursuant to any qualified plan meeting the requirements of
        Section 401(k) of the Code and under any cafeteria plan under section 125 of the Code; but excluding: worker's compensation payments for work time lost; travel allowances and reimbursements; moving expense reimbursements; disability payments paid pursuant to a company's disability plan; imputed income under the Code with respect to life insurance benefits; and other special payments designated by the Board of Directors of the Company.

             FURTHER RESOLVED, that the appropriate officers of the Company be and they hereby are authorized to take or cause to be taken all such action and to execute or cause to be executed such documents as may be deemed by them necessary or desirable to carry out the provisions of the foregoing resolution; the taking of any such action shall constitute conclusive evidence of the authority of the appropriate officer or officers hereunder.

             FURTHER RESOLVED, that any and all actions heretofore taken or caused to be taken by the officers of the Company, consistent with the tenor and purport of the foregoing resolutions, are hereby ratified, confirmed and approved in all respects.

             FURTHER RESOLVED, that this Consent Action may be executed in counterparts which shall together constitute one and the same document.

             Dated and effective as of this 23rd day of February, 1998.

    /s/                               /s/
   L. David Carley                    Arnold M. Nemirow

   /s/                                /s/
   Erroll B. Davis, Jr.               Milton E. Neshek

   /s/                                /s/
   Rockne G. Flowers                  Henry C. Prange

   /s/                                /s/
   Donald R. Haldeman                 Judith D. Pyle

   /s/                                /s/
   Katharine C. Lyall                 Carol T. Toussaint


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        I,    Edward M. Gleason do hereby certify that I am the duly elected and acting Corporate Secretary of Wisconsin Power and Light Company, a Wisconsin corporation, organized under the laws of the State, and that I have access to the corporate records of said Company, and as such officer, I do further certify that the foregoing Resolution was duly adopted by unanimous written consent effective February 23, 1998.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Company this 23rd day of February, 1998.


                                              /s/  Edward M. Gleason